Exhibit 9

PLEDGE AGREEMENT

This Pledge Agreement is entered into effective March 31, 2025, by Ustx LLC, a Delaware limited liability company ( “Pledgor”), in favor of FROST BANK, as administrative agent (“Agent”), for the ratable benefit of Banks and Hedge Providers (both as defined in the Loan Agreement), as security for the Obligations (as defined below) of T2S PERMIAN ACQUISITION II LLC, a Delaware limited liability company (“Borrower”). Pledgor hereby agrees with Agent as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

(a)            “Agreement” means this Security Agreement, as amended or modified from time to time, together with all exhibits and schedules attached from time to time.

(b)            “Code” means the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

(c)            “Collateral” means all property described on Schedule A attached.

(d)            “Debtor Relief Laws” shall have the meaning assigned in the Loan Agreement.

(e)            “Loan Agreement” means the Loan Agreement of even date, executed by Borrower, Agent, and Banks, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time.

(f)             “Loan Documents” has the meaning assigned in the Loan Agreement.

(g)            “Obligations” means the aggregate of:

(1)             All obligations of Borrower to Agent or Banks under the Term Notes; and

(2)             The Secured Obligations (as defined in the Loan Agreement); and

(3)             Any and all other or additional indebtedness or liabilities for which Borrower or Pledgor is now or may become liable to Agent or Banks under this instrument, either primarily or secondarily, absolutely or contingently, directly or indirectly, and whether matured or unmatured; and

(4)             All Hedge Liabilities (as defined in the Loan Agreement); and

(5)             Any and all extensions and renewals of or substitutes for any of the foregoing indebtedness, obligations, and liabilities or any part thereof.

(h)            “Term Notes” means term promissory notes of even date, in the aggregate principal amount of $19,000,000.00, executed by Borrower, and payable to the order of Frost Bank, and all renewals and extensions of, and substitutions for, that note.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

2.             Security Interest. As security for the Obligations, Pledgor, for value received, hereby grants to Agent a continuing security interest in the Collateral as collateral security to secure the Obligations.

3.             Voting Rights. As long as no Event of Default exists, any voting rights incident to any stock or other securities pledged as Collateral may be exercised by Pledgor; provided, however, that Pledgor will not exercise, or cause to be exercised, any such voting rights, without the prior written consent of Agent, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

4.             Maintenance of Collateral. Other than the exercise of reasonable care to assure the safe custody of any Collateral in Agent’s possession from time to time and the duty to deal with any such Collateral in the same manner as Agent deals with similar property for its own account, Agent does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Agent shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or inform Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Pledgor makes written demand to Agent to do so, (ii) such written demand is received by Agent in sufficient time to permit Agent to take the action demanded in the ordinary course of its business, and (iii) Pledgor provides additional collateral, acceptable to Secured Party in its reasonable discretion; (c) collect any amounts payable in respect of the Collateral (Agent being liable to account to Pledgor only for what Agent may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Pledgor makes written demand upon Agent to sell the Collateral, and (ii) Pledgor provides substitute collateral, acceptable to Agent in its reasonable discretion (which substitute collateral may be cash proceeds from the sale of the Collateral); or (f) hold the Collateral for or on behalf of any party other than Pledgor.

5.             Representations and Warranties. Pledgor hereby represents and warrants the following to Agent:

(a)            Due Authorization. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Pledgor have been duly authorized by all necessary limited liability company action of Pledgor.

(b)            Enforceability. This Agreement constitutes legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c)            Ownership and Liens. Pledgor has good and valid title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and Permitted Liens (as defined in the Loan Agreement). No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral except those rights of Agent. Pledgor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Agent.

(d)            No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Agent herein nor the exercise by Agent of its rights or remedies hereunder (subject to the compliance by Agent with applicable securities laws in connection with such exercise), will (i) conflict in any material respect with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the certificate of formation or limited liability company agreement of Pledgor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or otherwise affecting the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Pledgor or of any person except as may be expressly contemplated in the Loan Documents and for Permitted Liens. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Agent of its rights and remedies hereunder (subject to the compliance by Agent with applicable securities laws in connection with such exercise).

(e)            Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Agent in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Agent in the Collateral.

(f)             Location. Pledgor’s residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof.

(g)            Solvency of Pledgor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by Pledgor at the time of the execution of this Agreement, (i) Pledgor is solvent, (ii) the fair saleable value of Pledgor’s assets exceeds Pledgor’s liabilities (both fixed and contingent), (iii) Pledgor is paying its debts as they mature, and (iv) Pledgor has sufficient capital to carry on Pledgor’s businesses.

(h)            Securities. Any certificates evidencing securities pledged as Collateral are valid and genuine and have not been altered. All securities pledged as Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any party or of any agreement by which Pledgor or the issuer thereof is bound. No restrictions or conditions exist with respect to the transfer or voting of any securities pledged as Collateral, except (i) pursuant to applicable securities law, or (ii) as has been disclosed to Agent in writing. To the best of Pledgor’s knowledge, no issuer of such securities (other than securities of a class which are publicly traded) has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding entitling any party to have issued to such party capital stock of such issuer, except as has been disclosed to Agent in writing.

6.             Affirmative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Agent shall otherwise consent in writing.

(a)            Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents (including Permitted Liens (as defined in the Loan Agreement). Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Agent. Pledgor will defend at its expense Agent’s right, title and security interest in and to the Collateral against the claims of any third party.

(b)            Inspection of Books and Records. Pledgor will keep adequate records concerning the Collateral and will permit Agent and all representatives and agents appointed by Agent to inspect Pledgor’s books and records of or relating to the Collateral at reasonable times during normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information.

(c)            Adverse Claim. Pledgor covenants and agrees to promptly notify Agent of any material claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Pledgor’s expense, defend Agent’s security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees to promptly deliver to Agent a copy of all written notices received by Pledgor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

(d)            Delivery of Instruments and/or Certificates. Contemporaneously herewith, Pledgor covenants and agrees to enter into the control agreement contemplated by Section 5(a)(3) of the Loan Agreement.

(e)            Financing Statements. Pledgor hereby authorizes Agent to authenticate and file all financing statements or amendments to financing statement in such offices and places and at such times and as often as may be, in the reasonable judgment of Agent, necessary to preserve, protect, and renew the security interests herein created in the Collateral.

(f)             Further Assurances. Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Agent may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities pledged as Collateral of the pledge of such securities, in form and substance reasonably satisfactory to Agent; (C) during the existence of an Event of Default, cooperating with Agent in registering the pledge of any securities pledged as Collateral with the issuer of such securities; (D) delivering notice of Agent’s security interest in any securities pledged as Collateral to any securities or financial intermediary, clearing corporation or other party required by Agent, in form and substance reasonably satisfactory to Agent; and (E) obtaining written confirmation of the pledge of any securities constituting Collateral from any securities or financial intermediary, clearing corporation or other party reasonably required by Agent, in form and substance reasonably satisfactory to Agent. If all or any part of the Collateral is securities issued by an agency or department of the United States, Pledgor covenants and agrees, at Agent’s request, to cooperate in registering such securities in Agent’s name or with Agent’s account maintained with a Federal Reserve Bank. When applicable law provides more than one method of perfection of Agent’s security interest in the Collateral, Agent may choose the method(s) to be used.

7.             Negative Covenants. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Agent shall otherwise consent in writing.

(a)            Transfer or Encumbrance. Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor’s rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than (x) those in favor of Agent, and (y) Permitted Liens,, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Agent.

(b)            Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner materially impair the value or enforceability of Agent’s security interest in any Collateral.

(c)            Dilution of Ownership. As to any securities pledged as Collateral (other than securities of a class which are publicly traded), Pledgor will not consent to or approve of the issuance of (i) any additional shares of any class of securities of such issuer (unless immediately upon issuance additional securities are pledged and delivered to Agent pursuant to the terms hereof to the extent necessary to give Agent a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities as Agent had before such issuance), (ii) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

(d)            Restrictions on Securities. Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any securities pledged as Collateral, except (i) pursuant to applicable securities law, or (ii) as consented to in writing by Agent.

8.             Rights of Agent. Agent shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

(a)            Power of Attorney. Pledgor hereby irrevocably appoints Agent as Pledgor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, to take any action and to execute any instrument which Agent may from time to time in Agent’s reasonable discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) during the existence of an Event of Default transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Agent or its nominee; (ii) during the existence of an Event of Default or in connection of any disposition by Pledgor of the Collateral, use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Obligations; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Agent may reasonably deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Agent shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Agent may reasonably deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Agent with respect to the Collateral.

(b)            Performance by Agent. If Pledgor fails to perform any agreement or obligation provided herein, Agent may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Agent incurred in connection therewith shall be a part of the Obligations, secured by the Collateral and payable by Pledgor promptly after demand.

Notwithstanding any other provision herein to the contrary, Agent does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

9.             Events of Default. Each of the following events or occurrences, and Pledgor’s failure to timely cure such following any notice, cure, or grace period required by the Loan Agreement, constitutes an “Event of Default” under this Agreement:

(a)            Default Under the Loan Agreement. The occurrence of an Event of Default under the Loan Agreement; or

(b)            Dilution of Ownership. The issuer of any securities (other than securities of a class which are publicly traded) constituting Collateral hereafter issues any shares of any class of capital stock (unless immediately upon issuance, additional securities are pledged and delivered to Agent pursuant to the terms hereof to the extent necessary to give Agent a security interest after such issuance in at least the same percentage of such issuer’s outstanding securities as Agent had before such issuance) or any options, warrants or other rights to purchase any such capital stock; or

(c)            Bankruptcy of Issuer. (i) The issuer of any securities constituting Collateral files a petition for relief under any Debtor Relief Laws, (ii) an involuntary petition for relief is filed against any such issuer under any Debtor Relief Laws and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or (iii) an order for relief naming any such issuer is entered under any Debtor Relief Laws.

10.           Remedies and Related Rights. If an Event of Default shall have occurred, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Agent, Agent may exercise one or more of the rights and remedies provided in this Section.

(a)            Remedies. Agent may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i)              exercise in respect of the Collateral all the rights and remedies of a Agent under the Code (whether or not the Code applies to the affected Collateral);

(ii)             reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iii)            sell or otherwise dispose of, at its office, on the premises of Pledgor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Agent’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Obligations have been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(iv)            buy the Collateral, or any portion thereof, at any public sale;

(v)             buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vi)            apply for the appointment of a receiver for the Collateral, and Pledgor hereby consents to any such appointment; and

(vii)           at its option, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Agent is entitled to do so under the Code or otherwise.

Pledgor agrees that in the event Pledgor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor’s address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that the redemption by Agent of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under the Code.

(b)            Private Sale of Securities. Pledgor recognizes that Agent may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that each any such private sale may be at prices and other terms less favorable then what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) bona fide offerees shall be deemed to involve a “public sale” for the purposes of the Code, notwithstanding that such sale may not constitute a “public offering” under any federal or state securities laws and that Agent may, in such event, bid for the purchase of such securities.

(c)            Application of Proceeds. If any Event of Default shall have occurred, Agent may at its discretion apply or use any cash held by Agent as Collateral, and any cash proceeds received by Agent in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Agent may elect:

(i)              to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Agent in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Agent hereunder;

(ii)             to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii)            to the satisfaction of the Obligations;

(iv)            by holding such cash and proceeds as Collateral;

(v)             to the payment of any other amounts required by applicable law (including without limitation, the Code or any other applicable statutory provision); and

(vi)            by delivery to Pledgor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(d)            Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Agent are insufficient to pay all amounts to which Agent is legally entitled, Pledgor and any party who guaranteed or is otherwise obligated to pay all or any portion of the Obligations shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(e)            Non-Judicial Remedies. In granting to Agent the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Agent to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Agent or Pledgor from resorting to judicial process at either party’s option.

(f)             Other Recourse. Pledgor waives any right to require Agent to proceed against any third party, exhaust any Collateral or other security for the Obligations, or to have any third party joined with Pledgor in any suit arising out of the Obligations or any of the Loan Documents, or pursue any other remedy available to Agent. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Obligations. Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right of subrogation and Pledgor waives the right to enforce any remedy which Agent has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Agent. Pledgor authorizes Agent, and without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor’s liability hereunder or on the Obligations, to (i) take or hold any other property of any type from any third party as security for the Obligations, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Agent may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Obligations or other security for the Obligations, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(g)            Voting Rights. During the existence of an Event of Default, Pledgor will not exercise any voting rights with respect to securities pledged as Collateral unless Pledgor obtains Agent’s consent to exercise such voting rights. Pledgor hereby irrevocably appoints Agent as Pledgor’s attorney-in- fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Pledgor’s securities pledged as Collateral during the existence of an Event of Default.

(h)            Dividend Rights and Interest Payments. During the existence of an Event of Default:

(i)              all rights of Pledgor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain shall automatically cease, and all such rights shall thereupon become vested with Agent which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

(ii)             all dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Agent, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Agent in the exact form received (properly endorsed or assigned if requested by Agent), to be held by Agent as Collateral.

11.           Indemnity. Pledgor hereby indemnifies and agrees to hold harmless Agent, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the “Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Obligations or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH AND/OR ANY OTHER INDEMNIFIED PERSON, except to the limited extent the Claims against an Indemnified Person are proximately caused by such Indemnified Person’s gross negligence, bad faith, or willful misconduct. If Pledgor or any third party ever alleges such gross negligence, bad faith, or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence, bad faith, or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

12.           Miscellaneous. (a) Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement of Agent and Pledgor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement and the other Loan Documents shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Agent shall continue in full force and effect to secure the Obligations unless Agent specifically releases its rights thereunder by separate release.

(b)            Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

(c)            Actions by Agent. The lien, security interest and other security rights of Agent hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Obligations, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Agent may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Obligations. The taking of additional security by Agent shall not release or impair the lien, security interest or other security rights of Agent hereunder or affect the obligations of Pledgor hereunder.

(d)            Waiver by Agent. Agent may waive any Event of Default without waiving any other prior or subsequent Event of Default. Agent may remedy any default without waiving the Event of Default remedied. Neither the failure by Agent to exercise, nor the delay by Agent in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Agent of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Agent and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(e)            Costs and Expenses. Pledgor will upon demand pay to Agent the amount of any and all reasonable costs and expenses (including without limitation, attorneys’ fees and expenses), which Agent may incur in connection with (i) the transactions which give rise to the Loan Documents, (ii) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (iii) the administration of the Loan Documents, (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (v) the exercise or enforcement of any of the rights of Agent under the Loan Documents, or (vi) the failure by Pledgor to perform or observe any of the provisions hereof.

(f)             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

(g)            Venue. This Agreement has been entered into in the county in Texas where Agent’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Texas shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

(h)            Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i)             No Obligation. Nothing contained herein shall be construed as an obligation on the part of Agent to extend or continue to extend credit to Pledgor.

(j)             Notices. All notices required to be given under this Agreement shall be given in writing in accordance with, and effective as set forth in, the Loan Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Pledgor will keep Agent informed at all times of Pledgor’s current addresses.

(k)            Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and the heirs, executors, administrators, personal representatives, successors and assigns of Pledgor, and (iii) shall inure to the benefit of Agent and its successors and permitted assigns. Pledgor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Agent.

(l)             Termination. It is contemplated by the parties hereto that from time to time there may be no outstanding Obligations, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon (i) the satisfaction in full of the Obligations, (ii) the termination or expiration of any commitment of Agent to extend credit to Pledgor, (iii) written request for the termination hereof delivered by Pledgor to Agent, and (iv) written release delivered by Agent to Pledgor, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Pledgor’s written request, Agent will, at Pledgor’s sole cost and expense, return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

(m)           Cumulative Rights. All rights and remedies of Agent hereunder are cumulative of each other and of every other right or remedy which Agent may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

(n)            Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(o)            Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

[signature on following page]

EXECUTED as of the date first written above.

PLEDGOR:

Ustx LLC,
a Delaware limited liability company
By:	T2S Permian Acquisition II LLC, as Manager

By:	/s/ Thomas W. Pritchard
Thomas W. Pritchard,
Chief Executive Officer

Grantor’s Address:

Attention: Thomas W. Pritchard, Chief Executive Officer

1800 Wazee Street, Suite 318

Denver, CO 80202

E-mail:

Agent’s Address:

Frost Bank

Attention: Will Ellerbe,

Senior Vice President

508 W. Wall St., Suite 1100

Midland, Texas 79701

E-mail:

SCHEDULE A
TO

PLEDGE AND SECURITY AGREEMENT

Collateral

The following property is a part of the Collateral as defined in the Pledge Agreement:

4,884,861 units (the “Pledged Units”) in PERMROCK ROYALTY TRUST (NYSE: PRT) held in account                             with EQUINITI TRUST COMPANY, LLC.

The term Collateral, as used herein, shall also include (i) all certificates, instruments, and other documents evidencing the foregoing; (ii) all renewals, replacements, and substitutions of all of the foregoing; (iii) all Additional Property (as hereinafter defined); and (iv) all products and proceeds of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer, or otherwise convey any of the foregoing property.

Collateral shall also include the following property (collectively, the “Additional Property”) which Pledgor becomes entitled to receive or shall receive in connection with any other Collateral: (a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that until the occurrence of an Event of Default, Pledgor shall be entitled to all cash dividends and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by Pledgor shall be received in trust for the benefit of Agent. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Agent may request, shall immediately be delivered to or deposited with Agent and held by Agent as Collateral under the terms of this Agreement. If the Additional Property received by Pledgor shall be shares of stock or other securities, such shares of stock or other securities shall be subject to the control agreement contemplated by Section 5(a)(3) of the Loan Agreement. Agent shall be deemed to have possession of any Collateral in transit to Agent or its agent.

Schedule A